UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 14, 2025, Lifeward Ltd. (the “Company”) announced its preliminary revenue results of approximately $5.0 million for the quarter ended March 31, 2025 and its preliminary U.S. GAAP operating expenses are expected to range between $6.5 million and $6.7 million for such quarter. These unaudited, preliminary amounts have been prepared by and are the responsibility of management. These amounts are based upon information available to management as of the date of this Current Report on Form 8-K and subject to completion of customary quarter-end close procedures and financial review that could result in changes to the amounts. Furthermore, these amounts do not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2025 or its results of operations as of such date. The Company’s independent registered public accounting firm, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY”), has not audited, reviewed, compiled or performed any procedures with respect to these preliminary financial results and, accordingly, EY does not express an opinion or any other form of assurance with respect thereto. The Company’s actual results for the quarter ended March 31, 2025 will be included in its Quarterly Report on Form 10-Q and may differ materially from the above estimate.

The information disclosed in this Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to notice provided on April 8, 2025, Charles Remsberg’s employment as the Chief Sales Officer of the Company will be terminated, effective May 30, 2025. Mr. Remsberg’s departure will be treated as a termination without cause pursuant to the terms of his Employment Agreement, dated August 11, 2023 (the “Employment Agreement”). Mr. Remsberg will receive severance and other benefits in accordance with the terms of his Employment Agreement. The terms of the Employment Agreement were disclosed in the Company’s Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on March 7, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: April 14, 2025	By:	/s/ Mike Lawless
	Name:	Mike Lawless
	Title:	Chief Financial Officer